UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: February 25, 2026
(Date of earliest event reported)

AVANOS MEDICAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36440	46-4987888
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)
5405 Windward Parkway
Suite 100 South
Alpharetta,	Georgia	30004
(Address of principal executive offices)		(Zip code)
Registrant’s telephone number, including area code: (844) 428-2667

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock - $0.01 Par Value	AVNS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.
On February 25, 2026, Avanos Medical, Inc. (the “Company”), entered into a letter agreement (the “Agreement”) with Bradley L. Radoff and The Radoff Family Foundation (collectively, the “Radoff Parties”).
In connection with the Agreement, the Company’s Board of Directors (the “Board”) has agreed, among other things, to take all actions necessary to: (i) nominate James L. Cunniff to stand for election to the Board at the Company’s 2026 annual meeting of stockholders (the “2026 Annual Meeting”), subject only to successful completion of a customary background check, and (ii) nominate an individual identified by the Board and determined by the Board to be “independent” (as that term is defined by the listing standards of the New York Stock Exchange) to stand for election to the Board at the 2026 Annual Meeting. In connection with the Agreement, the Board has agreed to appoint Mr. Cunniff to at least one of standing committee of the Board following the conclusion of the 2026 Annual Meeting. Pursuant to the Agreement, Bradley L. Radoff has withdrawn notice of his nomination of a director candidate for election to the Board.
In connection with the Agreement, the Radoff Parties have agreed to abide by certain customary standstill restrictions and voting commitments that will remain effective from February 25, 2026 until the earlier of (i) 30 days prior to the deadline for the submission of stockholder nominations of directors and business proposals for the 2027 annual meeting of stockholders (the “2027 Annual Meeting”) or (ii) 120 days prior to the first anniversary of the 2026 Annual Meeting, it being understood that the Company shall be required to give sufficient advance notice to the Radoff Parties in the event the Company determines to advance or delay the 2027 Annual Meeting, so that the Radoff Parties will continue to have no less than 30 days to nominate at such meeting.
The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such Agreement, which is attached as Exhibit 10.1 and is incorporated herein by reference.
Item 8.01    Other Events.
On February 26, 2026 the Company issued a press release announcing the Company’s entry into the Agreement and its intention to nominate Mr. Cunniff for election to the Board at the 2026 Annual Meeting. In the press release, the Company also announced its intention to nominate William P. Burke for election to the Board at the 2026 Annual Meeting, as the second independent director pursuant to the Agreement. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.
Important Additional Information
The Company, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the matters to be considered at the 2026 Annual Meeting. The Company intends to file a proxy statement with the SEC in connection with any such solicitation of proxies from its stockholders. INVESTORS AND STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT AND ACCOMPANYING PROXY CARD AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION.
Detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the 2026 Annual Meeting. Information regarding the direct and indirect beneficial ownership of the Company’s directors and executive officers in its securities is included in their SEC filings on Forms 3, 4 and 5, and additional information can also be found in the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q filed with the SEC. Stockholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC for no charge at the SEC's website at www.sec.gov. Copies will also be available at no charge at the Investors section of the Company’s website at www.avanos.com.
Item 9.01    Financial Statements and Exhibits
(d)Exhibits.

Exhibit No.	Description
10.1	Letter Agreement, by and among Bradley L. Radoff, The Radoff Family Foundation, and Avanos Medical, Inc., dated February 25, 2026.
99.1	Press Release issued by the Company on February 26, 2026
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVANOS MEDICAL, INC.

Date:	February 26, 2026	By:	/s/ John S. Fischer
John S. Fischer Vice President, Head of Legal and Secretary